Exhibit 5.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

March 10, 2009

Deutsche Telekom AG
Friedrich-Ebert-Allee 140
53113 Bonn
Germany

Deutsche Telekom International Finance B.V.
Herengracht 124-128
1015 BT Amsterdam
The Netherlands

Ladies and Gentlemen:

We have acted as special German and United States counsel to Deutsche Telekom AG, a stock corporation organized under the laws of the Federal Republic of Germany (“Deutsche Telekom”) and Deutsche Telekom International Finance B.V., a limited liability company organized under the laws of The Netherlands (“Finance”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Deutsche Telekom and Finance (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of (i) debt securities of Finance guaranteed by Deutsche Telekom, (ii) guarantees of Deutsche Telekom in respect of the debt securities of Finance (the “Guarantees”) and (iii) debt securities of Deutsche Telekom.  The debt securities of Finance and Deutsche Telekom are referred to herein as the “Debt Securities” and the Debt Securities and the Guarantees are referred to herein as the “Securities”.  The Debt Securities being registered under the Registration Statement have an aggregate initial offering price of up to U.S. $10,000,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities issued by Deutsche Telekom will be issued under an indenture dated as of July 6, 2000 (the “DT Base Indenture”) as supplemented by the First Supplemental Indenture dated as of November 9, 2007 (the “First Supplemental Indenture” and together with the DT Base Indenture, the “DT Indenture”) among Deutsche Telekom, Finance, Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”), Citibank N.A. and Citibank N.A., London branch.  The Debt Securities issued by Finance and the related Guarantees will be issued under an indenture dated as of July 6, 2000 (the “Finance Base Indenture”) as supplemented by the First Supplemental Indenture (together with the Finance Base Indenture, the “Finance Indenture”).  The DT Indenture and the Finance Indenture are herein referred to as the “Indentures”.

In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the Indentures and the forms of the Debt Securities and Guarantees being filed with the Commission as exhibits to the Registration Statement.  In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.  We have also assumed that the Securities that will be issued will be constituted as provided in the Indenture, and that any terms of the Securities that are not specified in the Indenture will comply with applicable law and will be valid, binding and enforceable.  We have also assumed that the interest rate on the Debt Securities will not exceed the maximum rate permitted by law.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.  When the Debt Securities to be issued by Deutsche Telekom have been duly executed by Deutsche Telekom, and such Debt Securities have been duly authenticated in accordance with the provisions of the DT Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement, such Debt Securities will constitute valid, binding and enforceable obligations of Deutsche Telekom, entitled to the benefits of the DT Indenture.

2.  When the Debt Securities to be issued by Finance have been duly authorized and executed by Finance and the Guarantees have been duly executed by Deutsche Telekom and endorsed on such Debt Securities in accordance with the Finance Indenture, and such Debt Securities have been duly authenticated in accordance with the provisions of the Finance Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement:

(a) Such Debt Securities will constitute valid, binding and enforceable obligations of Finance, entitled to the benefits of the Finance Indenture; and

(b) the Guarantees will constitute valid, binding and enforceable obligations of Deutsche Telekom, entitled to the benefits of the Finance Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Deutsche Telekom or Finance, (a) we have assumed that Deutsche Telekom, Finance and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Deutsche Telekom or Finance regarding matters of the law of Germany, the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees are offered or issued as contemplated by the Registration Statement, (c) the terms of the Debt Securities and the Guarantees will conform to the forms thereof that have been filed as exhibits to the Registration Statement, and the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Deutsche Telekom or Finance, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Deutsche Telekom or Finance, as applicable, (d) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) Deutsche Telekom or Finance, as the case may be, will authorize the offering and issuance of the Debt Securities and the Guarantees, as applicable, and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (f) certificates, if required, representing the Debt Securities (including the Guarantees endorsed thereon, as applicable) will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

The waiver of defenses contained in the Guarantees may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

We express no opinion with respect to the enforceability of the provision contained in the Guarantees to the effect that Deutsche Telekom is liable as a primary rather than secondary obligor.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding Federal statute and no controlling Federal court decision on this issue.  Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

                The foregoing opinions are limited to the law of the Federal Republic of Germany, the federal law of the United States of America and the law of the State of New York.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus included in the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By /s/ John Palenberg
                                                                                             John Palenberg, a Partner

By /s/ Hanno Sperlich
                                                                                             Hanno Sperlich, a Partner